EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 67 to Registration Statement No. 033-01121 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year-ended March 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 27, 2015

Appendix A

Report Date

Funds

May 20, 2015

Eaton Vance Massachusetts Limited Maturity Municipal Income Fund

May 20, 2015

Eaton Vance National Limited Maturity Municipal Income Fund

May 20, 2015

Eaton Vance New York Limited Maturity Municipal Income Fund

May 20, 2015

Eaton Vance Floating-Rate Municipal Income Fund